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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 13, 1996


                               AgriBioTech, Inc.
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             (Exact name of registrant as specified in its charter)


         Nevada                         0-19352                85-0325742
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
     of Incorporation)                                    Identification  No.)


       2700 Sunset Road, Suite C-25, Las Vegas, Nevada           89120
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          (Address of Principal Executive Offices)            (Zip Code)


                                (702) 798-1969
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               Registrant's telephone number, including area code



                      Exhibit Index is located on Page 5
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Item 5. Other Events.
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     On September 13, 1996, AgriBioTech, Inc. (the "Company") completed the initial portion of a private offering (the "Offering") of Series C Convertible Preferred Stock (the "Preferred Stock"), with an aggregate purchase price of up to $10,000,000. As of September 27, 1996, the Company had received subscriptions for $10,000,000, of which it had received gross proceeds of $9,513,100. The Offering will terminate on September 30, 1996, and no further Preferred Stock will be issued in the Offering after that date. Each share of Preferred Stock has a principal amount of $1,000 with a liquidation preference of $1,000 plus an 8% per annum premium. The Preferred Stock is convertible into a number of shares of common stock of the Company ("Common Stock") derived by dividing the principal amount, plus an 8% per annum premium by a conversion price (the "Conversion Price") equal to the lesser of (x) 80% of the average closing bid price of the Company's Common Stock for the five trading days immediately preceding the date set forth in the conversion notice, and (y) an amount which is (i) $3.00 per share for 34% of the shares of Preferred Stock;
(ii) $3.50 per share for an additional 33% of the shares of Preferred Stock; and
(iii) $4.00 per share for the remaining 33% of the shares of Preferred Stock. In no event shall any holder be entitled to convert such number of shares of Preferred Stock as would make such person a holder of 5% or more of the Company's outstanding Common Stock.

     A holder of Preferred Stock is entitled to convert up to (x) 34% of his shares beginning upon the effective date of a registration statement to be filed by the Company covering the Common Stock underlying the Preferred Stock, (y) an additional 33% of his shares (on a cumulative basis) beginning December 2, 1996, and (z) all of his shares beginning February 1, 1997 and until September 30, 1998 when any remaining outstanding shares of Preferred Stock will be automatically converted. Notwithstanding the foregoing, the Company shall have a two day right to redeem any of the Preferred Stock noticed for conversion, at a price per share of Common Stock equal to the average closing bid price for the five trading days immediately preceding the date of the conversion notice if, at the date of conversion, any Preferred Stock is converted at a price less than or equal to 80% of the average closing bid price of the Common Stock for the five trading days immediately preceding the closing dates. Upon conversion the holder is also entitled to a premium equal to 8% of the original purchase price per annum (payable in Common Stock). The Company shall also have the right, in its sole discretion, at any time after February 15, 1997 upon 30 days' written notice, to redeem all outstanding Preferred Stock, for a price equal to the then closing bid price. The holders of Preferred Stock have no voting rights, except as provided by Nevada law.

     The Conversion Price is subject to adjustment in the event of a stock dividend, stock split or share combination, or a merger, consolidation, recapitalization or similar events affecting the Common Stock, so that the holders of Preferred Stock shall be entitled to receive, after such event, such securities as they would have received if the Preferred Stock had been converted immediately prior to such event.

     The Offering is being made in compliance with Regulation D promulgated under the Securities Act of 1933, as amended, to accredited investors only. After conversion of their Preferred Stock, holders may not sell the underlying Common Stock unless it is registered or an exemption is then available. The Company agreed to use its best efforts to file a registration statement covering such Common Stock by October 1, 1996 and in no event later than October 15, 1996, at which time certain penalties commence.

     In connection with the Offering, the Company paid the placement agent a 10% selling commission, plus a 3% non-accountable expense allowance. The Company intends to use the net proceeds of the Offering to complete a pending acquisition, another acquisition and/or to satisfy a condition necessary to increase the amount of the Company's bank line of credit.

                                       2
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Item 7. Financial Statements and Exhibits.
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        (c) Exhibits.

            3.1. Certificate of Designation and Preferences of Series C Convertible Preferred Stock.

           10.1.   Form of Subscription Agreement.

                                       3
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             AGRIBIOTECH, INC.




Date: September 30, 1996                     By: /s/ Johnny R. Thomas
                                                -----------------------------
                                                     Johnny R. Thomas
                                                     President

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                                 EXHIBIT INDEX

Exhibit No.    Description
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    3.1        Certificate of Designation and Preferences of Series C
               Convertible Preferred Stock.

   10.1.       Form of Subscription Agreement.

                                       5